EXHIBIT 4.1


                       SENIOR SECURED ROYALTY INCOME NOTE
                       ----------------------------------



$___________                                                    January __, 2005
New York, New York


         FOR VALUE RECEIVED, the undersigned, XETHANOL BIOFUELS, LLC (the "Maker"), hereby promises to pay to the order of _________________ (the "Payee") the principal sum of ___________ ($________) Dollars, together with interest as hereinafter provided. All payments of principal and/or interest shall be paid as set forth below, and, except as hereinafter provided, each such payment shall be made in lawful money of the United States of America.


         1.     Payments of Principal and Interest.
                -----------------------------------

                (a) The entire principal balance of this Note, together with all unpaid accrued interest hereunder, shall be due and payable on January __, 2012.


                (b) This Note shall bear interest, payable semi-annually on or before June 30 and December 31 of each year commencing June 30, 2005, in an amount equal to the greater of (i) 5% of the gross revenues (determined in accordance with generally accepted accounting principles consistently applied) of the Maker from the sale of ethanol and wet distillers grain at the Maker's Blairstown, Iowa facility, during the two calendar quarters prior to the subject June 30 and December 31, but not before the date hereof (each, an "Interest Period," subject to appropriate pro-ration for the first Interest Period if this
Note is originally issued after January 1, 2005), or (ii) 10% per annum on the daily outstanding principal amount of this Note. The minimum interest of 10% per annum shall be paid on or before June 30 and December 31, and if the amount calculated pursuant to subclause (i) is, upon calculation thereof, greater than the interest payment, the excess amount shall be paid within 30 days following such calculation.


                (c) If and to the extent that any interest payment as aforesaid shall be deemed in excess of the amount of interest legally permitted to be charged hereon under applicable law, or shall otherwise be adjudged to be in violation of any applicable law, then the amount of such excess shall not be deemed to be interest and shall instead be treated as a royalty on the security hereof.


         2.     Call and Exchange Option.
                -------------------------

                (a) The Maker may, at its option, on and after January ___, 2008, upon not less than thirty (30) days prior written notice given to the Payee (a "Call Notice"), require the Payee to surrender this Note in exchange for an amount equal to the sum of (i) 130% of the then-outstanding principal balance of this Note, plus (ii) all accrued but unpaid interest hereunder.

                (b) Within thirty (30) days after the Payee's receipt of a Call Notice, the Payee shall, by written election delivered to the Maker, elect either (i) to accept, in exchange for this Note, all (but not part) of the amount described in paragraph 2(a) above, or (ii) to convert this Note in accordance with the provisions of Section 6 below in lieu of the exchange in respect of the amount to be converted. The Payee shall surrender this Note for cancellation on the date fixed for exchange, against delivery of the amount to be paid or certificates for Conversion Shares (as such term is defined in Section 6 below).


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                (c)   Except as provided in this Section 2, the Maker shall have no right to prepay the principal of this Note at any time.


         3.     Events of Default.

         The following are Events of Default hereunder:

                (a) any failure by the Maker to pay when due all or any principal or accrued interest hereunder; or


                (b) if the Maker shall (i) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator for itself or any of its property, (ii) admit in writing its inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent or be the subject of an order for relief under any applicable bankruptcy or insolvency law, or (v) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or (vi) take any action in furtherance of or for the purpose of effecting any of the foregoing; or

                (c) if any order, judgment or decree shall be entered, without the application, approval or consent of the Maker, by any court of competent jurisdiction, approving a petition seeking reorganization of the Maker or appointing a receiver, trustee, custodian, liquidator or other such official of the Maker, or of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty
(60) days; or

                (d) if the Maker hereafter pays any dividends (other than dividends paid solely in the form of capital stock of the Maker) on any of its capital stock, or hereafter effects any redemption of any of its capital stock, or hereafter lends any funds to any of its officers, directors or equity holders (other than loans or advances for business purposes in the ordinary course of business), in any case, unless the Maker has, at the time of and after giving effect to such dividend, redemption payment or loan, an unrestricted cash balance of $1,000,000 or more; or

                (e) if the Maker shall be in breach of any of its obligations under the Security Agreement described in Section 5 below, and such breach is not cured within thirty (30) days after the occurrence thereof; or if the liens and security interests pursuant to such Security Agreement shall cease to be first priority liens with respect to any material portion of the collateral purported to be covered by such Security Agreement; or

                (f) any use of the proceeds of the loan evidenced by this Note in violation of the subscription letter executed by the Payee and the Maker in connection with the original issuance of this Note; or

                (g) any dissolution, liquidation or winding-up of the Maker (provided that any merger or consolidation involving the Maker, or any sale of assets by the Maker which does not have the practical effect of liquidating or winding-up the Maker's business, shall not be deemed a dissolution, liquidation or winding-up for purposes of this Section 3(g)).

                  4. Remedies on Default.
                     -------------------

                  If any Event of Default shall occur and be continuing, then
(a) if such event is of the type described in Section 3(b) or 3(c) above, this Note shall automatically become due and payable, or (b) in any other such event, and at any time thereafter, if such event shall then be continuing, the holder of this Note may, by written notice to the Maker, declare


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due and payable the principal of, and interest on, this Note, whereupon the same shall be immediately due and payable. In the event that this Note becomes or is declared due and payable prior to its stated maturity, the same shall become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

         5.     Security.
                --------

         This Note, and the Maker's obligations hereunder, are secured by certain land, buildings and site improvements, mechanical and process equipment and personal property as provided in the Security Agreement of even date herewith by and between the Maker and Payee.

         6.     Conversion.
                ----------

                (a) The Payee shall have the right, exercisable at any time to convert all (but not part) of the principal and/or unpaid accrued interest of this Note into fully paid and non-assessable shares of common Stock ("Common Stock") of Xethanol Corporation or its public successor (the "Parent"), with the Common Stock being valued for purposes hereof at $4.00 per share (the "Conversion Price"). In order to exercise this conversion option, the Payee shall give written notice thereof to the Maker setting forth the outstanding amount of this Note to be converted and the Payee's calculation of the number of shares of Common Stock issuable upon such conversion (the "Conversion Shares"), and such notice shall be accompanied by the original of this Note.

                (b) No fractional shares will be issued upon any conversion of this Note, but if the conversion results in a fraction, the fair market value of such fractional share of Common Stock (which shall be the closing price of such shares on the exchange or market on which the Common Stock is then traded) will be paid by the Maker in cash. This right of conversion shall cease upon payment in full of all principal and interest and other amounts due in respect of this Note. The Conversion Price of the Conversion Shares shall be appropriately adjusted in the event of a stock split, stock dividend or similar transaction.

                (c) The Maker shall deliver or cause to be delivered to the Payee a certificate or certificates for the applicable number of Conversion Shares as soon as practicable after surrender of this Note for conversion, but the person or persons to whom such certificates are issuable shall be considered the holder of record of the Conversion Shares from the time this Note is surrendered for conversion. Except as described above, this Note is not otherwise convertible into shares of Common Stock.

                (d) If, at the time of issuance of the Conversion Shares, no registration statement is in effect with respect to such shares under applicable provisions of the United States Securities Act of 1933, as amended, the Maker and/or the Parent may at its election require that the Payee provide the Maker and/or the Parent with written confirmation of the Payee's investment intent and that any stock certificate delivered to the Payee upon conversion of this Note shall bear a legend reading substantially as follows:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THIS CERTIFICATE THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

                (e) The Conversion Shares will be afforded the same registration rights as all shares of Common Stock sold by Parent in the private offering to be consummated on or about the date hereof.


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         7.     Certain Waivers.
                ---------------

         Except as otherwise expressly provided in this Note, the Maker hereby waives diligence, demand, presentment for payment, protest, dishonor, nonpayment, default, and notice of any and all of the foregoing.

         8.     Amendments.
                ----------

         This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         9.     Governing Law; Waiver of Jury Trial.
                -----------------------------------

         This Note shall be deemed to be a contract made under the laws of the State of New York and shall be governed by, and construed in accordance with, the laws of the State of New York. THE MAKER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING FOR THE ENFORCEMENT OR COLLECTION OF THIS NOTE.

         10.    Collection Costs.
                ----------------

         In the event that the Payee shall, after the occurrence and during the continuance of an Event of Default, turn this Note over to an attorney for collection, the Maker shall further be obligated to the Payee for the Payee's reasonable attorneys' fees and expenses incurred in connection with such collection.

         11. Transfer.
             --------

         This Note shall be non-negotiable and non-transferable except to entities controlled by, controlling or under common control with the Payee, as to whom this Note may be assigned without the Maker's consent.


                                      XETHANOL BIOFUELS, LLC


                                      By: //
                                          -------------------------------------
                                          Name:
                                          Title:

The undersigned, being the Parent named in the foregoing Note, hereby confirms to the Payee, the Parent's (a) commitment to reserve and keep available, out of its authorized but unissued common stock, a sufficient number of shares of Common Stock to satisfy the Maker's obligation to deliver Conversion Shares upon any conversion of the foregoing Note, (b) commitment to issue such Conversion Shares to the Payee upon conversion of the foregoing Note in accordance with the terms thereof, (c) commitment to register the Conversion Shares with the shares of Common Stock sold by Parent in the private offering to be consummated on or about the date hereof, (d) commitment to maintain the effectiveness of any such registration of Conversion Shares, and (e) representation and warranty that (i) the issuance of Conversion Shares in respect hereof and in accordance herewith has been duly authorized by all necessary company action on the part the Parent, and (ii) all Conversion Shares, when issued hereunder, shall be validly issued, fully paid and non-assessable.


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                                        XETHANOL CORPORATION



                                        By: //
                                           -------------------------------------
                                           Name:
                                           Title:




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